Exhibit 10.27
Fiscal Year 2013-2014 Consulting Agreement

(Translation)

Party A: China Logistics Group, Inc.

Party B: China Direct Investments, Inc.

After friendly consultations between both parties, Party A hereby agrees to engage Party B to provide consulting services in fiscal year 2013 and 2014 pursuant to the terms and conditions defined as follows.

I.	This agreement shall be executed during Party A’s fiscal year 2013 and 2014 that starts on January 1, 2013 and ends on December 31, 2014.

II.	Scope of consulting services provided by Party B:

1.	To maintain the Party A’s stock price and coordinate with its investor relation and capital raising.

2.	Help Party A to up list.

3.	Assist Party A’s appointment of independent directors, establishing the board of directors as required by the SEC.

4.
To coordinate the corporate matters on behalf of Party A including press release, investor relations, road shows, auditing, legal consultation, stock issuance, assisting in the opening of brokerage accounts and stock trading of CHLO’s related parties, English/Chinese translation of documents, corporation registration update with the State, tax return, file management, and other daily events of the public company.

5.	To coordinate the preparation and filing of all required public disclosures in the timely manner including but not limited to three 10Qs, annual report 10K,and 8-ks;

6.	To provide assistance in further improvement of internal controls;

7.	Develop Party A’s international business as required.

8.	Coordinate with Party A’s merger and acquisition process.

III.	Consulting fee:

1.	Party A shall issue 9,000,000 shares of its common stock to Party B as the compensation for the consulting services provided for each year. 18,000,000 shares in total.

2.	Party A shall not be responsible for the compensation to third party vendors for the corporate matters.

3.	Party B shall not own more than 10% of Party A’s total shares outstanding at any time.

IV.	This agreement shall take effect upon signatures and stamps of both parties.

Party A: China Logistics Group, Inc.

Authorized Officer Signature: /s/ Wei Chen

Date: July 18 2013

Party B: China Direct Investments, Inc.

Authorized Officer Signature: /s/ James Wang

Date: July 18 2013